UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event reported: March 17, 2008

Nuvelo, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-22873	36-3855489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Industrial Road, Suite 310, San Carlos, CA 94070-6211

(Address of Principal Executive Offices) (Zip Code)

(650) 517-8000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 17, 2008, Nuvelo, Inc. reported in a Current Report on Form 8-K (the “Original Filing”) that, in connection with the workforce reduction described under Item 2.05 of the Original Filing, Michael D. Levy’s employment would terminate and Dr. Levy would cease to serve as Nuvelo’s Executive Vice President, Research and Development, effective March 17, 2008. Dr. Levy’s employment was subsequently extended by three days, such that his employment was instead terminated and he ceased to serve as an officer of Nuvelo effective on March 20, 2008, instead of March 17, 2008, as originally disclosed.

Consistent with past practice and Dr. Levy’s employment agreement, Nuvelo entered into a separation agreement with Dr. Levy pursuant to which he is entitled to severance benefits, including 12 months of salary continuation, 12 months accelerated vesting of stock options, an additional 12 month period during which vested stock options may be exercised and payment of COBRA medical insurance coverage premiums, consistent with his current coverage, for up to approximately 12 months, in exchange for a release of claims in favor of Nuvelo.

The other disclosures made in the Original Filing are unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nuvelo, Inc. (Registrant)

By:	/s/ Lee Bendekgey
Lee Bendekgey
Senior Vice President and General Counsel

Dated: March 25, 2008